UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2020

___________________

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01	Entry into a Material Definitive Agreement and ITEM 3.02 Unregistered Sales of Equity Securities.

On November 10, 2020, Safehold Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement, an aggregate of 800,000 shares of the Company’s common stock, par value $0.01 per share ("Common Stock") at a public offering price of $61.00 per share. In addition, the Company granted to the Underwriters a 30-day option to purchase up to an additional 120,000 shares of Common Stock, which the underwriters exercised in full.

The public offering was conducted pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-226048). The offering was made pursuant to the prospectus supplement, dated November 10, 2020, and the accompanying prospectus, dated July 12, 2018, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Concurrently with the completion of the public offering pursuant to the Underwriting Agreement, the Company agreed to sell in a private placement to iStar Inc. ("iStar") 1,065,574 shares of Common Stock at a purchase price of $61.00 per share, equal to the public offering price per share. Pursuant to an amended and restated registration rights agreement by and between the Company and iStar, dated January 2, 2019 (the "Registration Rights Agreement"), iStar is permitted to resell such shares of Common Stock to the public pursuant to an effective registration statement filed by the Company. The Registration Rights Agreement also provides iStar with certain demand registration rights.

The public offering and the concurrent private placement, which closed on November 13, 2020, will generate net proceeds of approximately $111.4 million, after deducting estimated transaction expenses. The Underwriting Agreement and the Registration Rights Agreement contain customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The preceding descriptions are qualified in its entirety by reference to the Underwriting Agreement and the Registration Rights Agreement, copies of which are attached as Exhibit 1.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

1.1*	Underwriting Agreement, dated November 10, 2020, by and among the Company, Safehold Operating Partnership LP, SFTY Manager, LLC and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein

5.1*	Opinion of Clifford Chance US LLP regarding the legality of the shares of common stock

10.1	Amended and Restated Registration Rights Agreement, dated January 2, 2019, by and between the Company and iStar (filed previously by the Company as an exhibit to its Current Report on Form 8-K filed on January 3, 2019 and incorporated herein by reference)

23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

 * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAFEHOLD INC.

Date: November 13, 2020	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer